ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT (the "Agreement") dated as of February 15, 2000, by and among LANCER INTERNATIONAL, INC., a Nevada corporation ("Seller"), and STARTRONIX.COM, INC., a Delaware corporation ("Purchaser") a wholly owned subsidiary of StarTronix International, Inc.


                              PRELIMINARY RECITALS

     WHEREAS, Seller is engaged in the business of developing and marketing various health products and services to customers, and has a business location at 10 Corporate Park, Suite 110, Irvine, CA 92606 (the "Business").

     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller certain of the Seller's property and assets, upon the terms and subject to the conditions hereinafter set forth,

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                   SALES AND PURCHASE OF THE PURCHASED ASSETS

     1.1     PURCHASED  ASSETS.  On  the  terms  and  subject  to the conditions
             ------------------
hereinafter set forth, Seller hereby sells, conveys, transfers, assigns and delivers to Purchaser, free and clear of all Liens (as defined), and Purchaser hereby purchases and acquires all of Seller's rights, title and interest in and to the following property and assets (other than Excluded Assets as defined in Section 1.2) which are used in or arise out of the conduct of the Business or are considered to be assets of Seller as of the Closing Date (as defined), located at the Irvine Business and whether or not all or any of said property and assets appear on or are reflected upon Seller's books, records or financial statements (collectively, the "Purchased Assets"), exclusively including the following:

          1.1.1     Tangible  Personal  Property.  All  office  furniture  and
                    -----------------------------
equipment and other similar personal property of Seller, listed on "ADDENDUM I" herein attached as a part of this Agreement;

          1.1.2     Inventories  and  Supplies.  All  inventory  of  Seller,
                    ---------------------------
including without limitation, equipment and office, operating proprietary systems, products, and other supplies listed on "ADDENDUM II" herein attached as a part of this Agreement;

          1.1.3     Records.  All  records,  files,  documents and papers of the
                    --------
Business, including but not limited to, list of investors and amounts invested financial statements, journals, ledgers, correspondence, customer records, books of account, and employment application and records, " herein attached as a part of this Agreement;

          1.1.4     Claims.  All  causes  of  action, claims, rights of recovery
                    -------
and set-off of every kind and character pertaining or relating to the Purchased Assets, including all insurance, warranty and condemnation proceeds received after the Closing Date with respect to damage, destruction or loss of any Purchased Assets;

     1.1.5     Other  Assets.  All  other properties and assets owned or held by
               --------------
Seller that are used in, or are necessary for the continued conduct of, the Business as of the date hereof, whether or not of a type falling within any of the categories of assets or properties described above; and

     1.1.6     Name  and  Goodwill.  The name "Lancer International" that are or
               --------------------
could be under the control of Seller, together with all goodwill associated therewith and with the Business.

1.1.7     Proprietary Rights.  Any and all servicemarks, trademarks, serivcemark
          -------------------
and trademark registrations and applications, trade-names, logos, copyrights, and other licenses thereof, know-how, trade secrets, listings of past and present customers, potential customers, recorded knowledge, business plans, performance standards, catalogues, research data, analyses and computer software programs, sales data, sales and advertising materials, scheduling and service methods, sales and service manuals and all other proprietary, confidential and other similar information (in whatever form or medium) relating to the conduct of the Business (collectively, "Proprietary Rights") "Addendum III" " herein attached as a part of this Agreement.

1.1.8     Accounts  Receivable.  All  accounts receivable, notes, bonds or other
          ---------------------
evidences of indebtedness of any corporation, entity or person held by Seller, including any such receivables from officers, stockholders, employees and companies affiliated with Seller;

1.2     EXCLUDED  ASSETS.  The  following  assets  ("Excluded  Assets") shall be
        -----------------
retained by Seller and shall not be sold and transferred to Purchaser hereunder:

1.2.1     Purchase  Assets to Irvine Location.   All Assets involved in Seller's
          ------------------------------------
Businesses that are specifically listed on "ADDENDUM III" herein attached as a part of this Agreement.

1.2.2     Rights  Under  This  Agreement.  Seller's  rights pursuant to or under
          -------------------------------
this  Agreement;


1.2.3     Cash  and  Cash  Equivalents.  Any  and  all  cash and cash equivalent
          -----------------------------
assets of Seller, including rights to tax refunds, insurance deposits or premiums and rights to return of premiums;

     1.3     CLOSING.  The  closing  of  the  sale and purchase of the Purchased
             --------
Assets (the "Closing") will take place beginning at 1:00 p.m. on , 1999, at the office of Lancer International, located at 10 Corporate Park, Suite # 110, City of Irvine, California (such time and date being hereinafter referred to as the "Closing Date").


                                   ARTICLE II

                                 PURCHASE PRICE


     2.1     CLOSING  AMOUNTS.  The  Purchase  Price  to be paid by Purchaser to
             -----------------
Seller for the Business and the Purchased Assets shall be SEVEN HUNDRED TWENTY-TWO THOUSAND FIVE HUNDRED THIRTY-TWO DOLLARS ($723,532) subject to final review and approval of the StarTronix International, Inc. Board of Directors.

     2.2     PAYMENT  OF  PURCHASE PRICE.  An amount of the Purchase Price equal
             ----------------------------
to FIFTY THOUSAND DOLLARS ($50,000), less the amount of earnest money payment already received, shall be payable by Purchaser at Closing in cash or immediately available funds. An amount of the Purchase Price equal to SIX HUNDRED SEVENTY-THREE THOUSAND FIVE HUNDRED THIRTY-TWO DOLLARS ($673,532) shall be payable by Purchaser by the delivery at Closing of the number of SHARES OF RESTRICTED COMMON STOCK OF STARTRONIX INTERNATIONAL, INC. that equate to a value of $673,532 based upon the average closing price of SHARES OF COMMON STOCK OF STARTRONIX INTERNATIONAL, INC. on the NASDAQ Bulletin Board within the last 10 business day period prior to Closing (the "Shares of Stock"), as per the daily Bloomberg stock closing price.

                                   ARTICLE III


                         REPRESENTATIONS AND WARRANTIES


     3.1     ABSENCE  OF  UNDISCLOSED  LIABILITIES.   Seller  has  no  debts,
             --------------------------------------
liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise, whether due or to become due) arising out of any transaction entered into at or prior to the Closing, or any transaction, series of transactions, action or inaction at or prior to the Closing, or any state of facts or condition existing or obligation is asserted, including without limitation, taxes with respect to or based upon transactions or events occurring on or before the Closing that may affect the assets to be purchased under this Agreement.

     3.2     NO  MATERIAL  ADVERSE  CHANGES.  Since December 31, 1998, there has
             -------------------------------
been no material adverse change in the assets, liabilities, condition (financial or otherwise), operating results, employee or customer relations, business activities or reputation of Seller's Business.

3.3     PURCHASED  ASSETS.
        -----------------

          3.3.1     Title. "ADDENDUMS I & II" contain true and complete lists of
                    ------
all vehicles, equipment, furniture, supplies, drawings and all other tangible or intangible personal property, rights and assets owned or leased by, in the possession of, or used by Seller in connection with the Business, located on the leased real property (except property sold or otherwise disposed of in the ordinary course of business consistent with past custom and practice), which list indicates the location of such items. Except for the Excluded Assets, the Purchased Assets constitute all of the property and assets which are used in or considered part of the Business as presently conducted, other than assets sold or disposed in the ordinary course of business to nonaffiliated third parties. Seller owns good and marketable title, free and clear of Liens to all Purchased Assets. Seller has the right to convey, and upon consummation of the transactions which are the subject of this Agreement, Purchaser will be vested with good and marketable title to the Purchased Assets, free and clear of all liens, mortgages, charges, claims or interests of any nature (collectively, "Liens").

     3.3.2     Leases.  All  leases  of the real and personal property leased by
               -------
the Seller and utilized in the Business, including all such leases with related parties or affiliates are listed on "ADDENDUM IV" herein attached as a part of this Agreement. Seller has heretofore delivered to Purchaser accurate and complete copies of all such leases. Purchaser has agreed to assume such leases to the extent that the lessor of such leases consents to such assumption and to indemnify and hold Seller harmless from any further obligation under such leases.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER


     Seller represents and warrants to and agrees with Purchaser as hereinafter set forth in this Article IV.

     4.1     OPERATION  OF PURCHASER'S BUSINESS.  During the Post Closing period
             -----------------------------------
as defined, Seller shall operate the Business in a prudent business manner and will not make material changes in the manner of operation in the Business so as to negatively and adversely affect Purchaser's interest in obtaining the payments required by Seller under Section 2.2 herein.

     4.2     LITIGATION.   There  is  no  claim,  counter-claim,  action,  suit
             -----------
proceeding or governmental investigation pending or, to the best knowledge of Seller, threatened against or involving Seller with respect to or affecting Seller or its business, properties, services or operations, or relating to the transactions contemplated hereby, before any court, agency, commission, board, bureau or other governmental body or instrumentality which would adversely affect Seller's ability to perform its obligations hereunder including without limitation any payment due hereunder.

     4.3     TAXES.   All  taxes due and payable by the Seller have been paid in
             ------
full. Seller has timely filed all federal, state, county, local and foreign tax returns which it is required to have filed, and such returns are complete and correct. Any deficiencies proposed as a result of any governmental audits have been paid or settled, and there are no present disputes as to taxes payable by Seller. There are no unexperienced waivers by Seller of any statute of limitations with respect to any taxes, and Seller is not a party to any action or proceedings by any governmental authority for the collection or assessment of taxes.

      4.4  RESALE  OF  PURCHASED ASSETS.  During the Post Closing period, Seller
           -----------------------------
agrees not to sell any of the Purchased Assets to any third party without the prior written approval of Purchaser.

                                    ARTICLE V

                                OTHER AGREEMENTS


     5.1     ADDITIONALAGREEMENTS.   Seller  shall,  from time to time after the
             ---------------------
Closing, upon the request of Purchaser, do, execute, acknowledge and deliver, or cause to be done, execute acknowledge and deliver, all such further acts, assignments, transfers, assurances, transferring, granting, conveying, assuring and confirming to Purchaser the Purchased Assets sold to Purchaser pursuant to this Agreement.



                                   ARTICLE VI

                               CLOSING DELIVERIES


     6.1     CLOSING  DOCUMENTS  BY  PURCHASER.   On  the Closing Date Purchaser
             ----------------------------------
shall  deliver  to  Seller:

     6.1.1     Purchase  Price.   Cash or bank check in an amount equal to FIFTY
               ----------------
THOUSAND DOLLARS ($50,000), being that portion of the Purchased Price due in cash, at Closing; and

6.1.2     Stock.   The  balance  of  the  Purchase  Price  is  SIX  HUNDRED
          ------
SEVENTY-TWO THOUSAND FIVE HUNDRED THIRTY-THREE DOLLARS ($673,532) and shall be fully paid by a stock certificate from StarTronix International, Inc. representing the Shares of Stock as determined in accordance with Section 2.2 hereof; and

     6.1.3     Employment  Agreements.  Employment  Agreements  for Jonathan and
               ----------------------
Barbara  Gulla  Exhibit  "A  &  B"  attached  hereto.

                                   ARTICLE VII

                                 INDEMNIFICATION
     7.1     INDEMNITY  BY PURCHASER.  Without limitation of any other provision
             ------------------------
of this Agreement, Purchaser covenants and agrees to protect, indemnify, defend and hold Seller harmless from all third party liabilities, obligations, losses, suites, claims, breaches, demands, damages, judgments, interest, penalties, fines, costs and expenses (including reasonable attorneys' and accountants' fees and expenses) actually or allegedly arising out of, or in connection with, or relating to only those specific limited Assumed Liabilities expressly assumed by Purchaser on the Closing Date in accordance with this Agreement.

     7.2     PROCEDURE AND PAYMENT.   If after the Closing Date the Seller shall
             ----------------------
receive notice of any third party claim or alleged third party claim asserting the existence of any matter of the nature as to which the Purchaser has been indemnified against under this Article VIII by the Purchaser, Seller shall promptly notify Purchaser in writing with respect thereto. Purchaser shall have the right to defend against any such claim provided (i) Purchaser shall, within 10 days after the giving of such notice by Seller, notify Seller that it disputes such claim, give reasons therefor, and that Purchaser will, at its own cost and expense, defend the same , and (ii) such defense is instituted and continuously maintained in good faith by Purchaser. In such event the defense may, if necessary, be maintained in the name of Seller. Seller may, if it so elects, designate its own counsel to participate with the counsel selected by Purchaser in the conduct of such defense. Purchaser shall not permit any lien or execution to attach to the assets of the Seller as a result of such claim, and the Purchaser shall provide such bonds or deposits as shall be necessary to prevent the same. In any event, Seller shall be kept fully advised as to the status of such defense. If Purchaser shall be given notice of a claim as aforesaid and shall fail to notify Seller of its election to defend such claim within the time and as prescribed herein, or after having so elected to defend such claim shall fail to institute and maintain such defense in accordance with the foregoing, or if such defense shall be unsuccessful then, in any such event, the Purchaser shall fully satisfy and discharge the claim within 10 days after notice from Seller requesting Purchaser to do so.


                                  ARTICLE VIII

                                  MISCELLANEOUS


     8.1     SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES;  ASSIGNMENT.  The
             ------------------------------------------------------------
representations and warranties of Seller and Purchaser in this Agreement or in any certificate or document delivered prior to or on the Closing Date shall survive the Closing for a period of five (5) years subsequent to the Closing Date and shall be considered in effect thereafter for claims alleging a breach thereof as to which Seller and/or Purchaser have been notified during such period. In addition, the rights to indemnity provided in Article VIII shall survive the Closing of this Agreement and shall inure to the parties' respective successors and assigns. This Agreement shall not be assigned by any party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be for the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

     8.2     CONSTRUCTION.   This  Agreement  shall be construed and enforced in
             -------------
accordance with, and all questions concerning this construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of California without giving effect to provisions thereof regarding conflict of laws.

     8.3     NOTICES.  All  necessary  notices, demands and requests required or
             --------
permitted to be given hereunder shall be deemed duly given when actually delivered subject to the subsequent designation of another address, addressed as follows:

          If  to  Purchaser:     Greg  Gilbert,  President
                         StarTronix  International,  Inc.
                         7700  Irvine  Center  Drive
                         Suite  510
                         Irvine,  California  92618


          To  Seller:          Jonathan  &  Barbara  Gulla
                         Lancer  International,  Inc.
                         10  Corporate  Park
                         Suite  110
                         Irvine,  CA  92606


          With  a  copy  to:     R.  Laken  Mitchell,  Esq.
                         105  South  Dixie  Avenue
                         Cookeville,  TN   38501

     8.4     HEADINGS;  CONTEXT.   The  heading  of  the sections and paragraphs
             -------------------
contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     8.5     COUNTERPARTS.   This Agreement may be executed in counterparts, all
             -------------
of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

     8.6     RELIANCE.   All  covenants,  warranties  and  representations  made
             ---------
herein by any party shall be deemed to be material and relied upon by the other party, notwithstanding any investigation by or knowledge of such other party.

     8.7     EXPENSES WITH RESPECT TO TRANSACTION.   The Purchaser shall pay all
             -------------------------------------
fees, costs and expenses incurred in connection with this transaction, including Seller's attorney's fees.

     8.8     COMPLETENESS  OF  AGREEMENT.   This  Agreement,  and  the Schedules
             ----------------------------
hereto and the other documents referred to or provided for herein represent the entire contract among the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, and by or for any party in connection with the negotiation of the terms hereof.

     8.9     AMENDMENT  AND  WAIVER.   This  Agreement  may  be  amended, or any
             -----------------------
provision of this Agreement may be waived, provided that any such amendment or waiver will be binding on Seller only if such amendment or waiver is set forth in a writing executed by Seller. The waiver of any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

     8.10     PREAMBLE;  PRELIMINARY  RECITALS.   The  Preliminary  Recitals set
              ---------------------------------
forth in the Preamble hereto are hereby incorporated and made a part of this Agreement.

     8.11     NO  STRICT  CONSTRUCTION.    The  language  used in this Agreement
              -------------------------
will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.


     IN WITNESS WHEREOF, Seller and Purchaser each have caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.




                                LANCER  INTERNATIONAL,  INC.

                                /s/  Jonathan Gulla
                              _____________________________________
                              By:  Jonathan  Gulla

                              Title:  ________________________________


                               /s/  Barbara Gulla
                              _____________________________________
                              By:  Barbara  Gulla

                              Title:  _____________________________



                              STARTRONIX.COM,  INC.

                              /s/  Greg Gilbert
                              _____________________________________
                              By:  Greg  Gilbert

                              Title:  Co-Chief  Executive  Officer


                               /s/  Lloyd N. Adams
                              _____________________________________
                              By:  Lloyd  N.  Adams

                              Title:  Co-Chief  Executive  Officer